UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
 June 15, 2006

MENTOR CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	001-31744	41-0950791
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mentor Drive
Santa Barbara, California  93111
(Address of principal executive offices, including zip code)

(805) 879-6000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

(a)        On June 15, 2006, the Compensation Committee (the "Compensation Committee") of the Board of Directors of Mentor Corporation (the "Company") approved changes in the compensation programs for nonemployee members of the Board of Directors.  Commencing on July 1, 2006, compensation of directors will be as follows:

(i)         Board members who are employees of the Company receive no additional compensation for their services as directors, which is unchanged from prior to July 1, 2006;

(ii)        each non-employee member of the Board of Directors of the Company will receive an annual base fee of $50,000, which is unchanged;

(iii)        the Chairman of the Board, who is a non-employee Director, will receive an additional annual fee of $70,000, which is reduced from $100,000;

(iv)        the Chairman of the Audit Committee, who is also a non-employee Director, will receive an additional $20,000 annually, which is unchanged;

(v)         the Chairman of each of the Compensation Committee and the Nominating and Governance Committees, each of whom is also a non-employee director, will now receive an additional annual fee of $5,000; and

(vi)        each member of a committee of the Board of Directors now will receive a per meeting fee of $1,000 for attending any committee meetings other than those scheduled on the same day or the day following the quarterly board meeting.

Fees will be paid quarterly.  Mr. Ubben's fees for service as a director are paid directly to VA Partners, LLC, the investment partnership he founded and for which he is the Managing Member.

(b)        On June 15, 2006, the Compensation Committee approved the Company's Fiscal 2007 Bonus Plan, including the Executive Management Incentive Plan (the "EMIP") and the Senior Management Incentive Plan ("SMIP").  The Fiscal 2007 Bonus plan is a company wide plan for the Company's U.S. based non-sales commission employees.

(i)         The EMIP is a plan in which the Company's executive officers participate and is also referred to as the Annual Incentive Bonus Plan.  It is designed to integrate individual performance objectives to corporate performance objectives.  Payments under the EMIP are made only if the Company achieves its annual operating income objectives, as defined by the Compensation Committee.  No quarterly bonuses are payable under the EMIP.  Payments are made on a sliding scale, starting from the minimum operating income threshold resulting in 25% of the bonus amount, up to 120% of the bonus amount at the high end of the operating income objective.  The participation of executive officers is based on a percentage of such executive officer's base salary as described in the Company's Current Report on Form 8-K dated May 31, 2006.

(ii)         The SMIP is a plan in which corporate vice presidents and directors reporting to executive officers participate.  It is designed to integrate individual performance objectives to corporate performance objectives.  Payments under the SMIP are made pursuant to two thresholds.  The thresholds are based on individual objectives and the Company's achievement of annual operating income objectives, as defined by the Compensation Committee, and no quarterly bonuses are payable under the SMIP.  Payments under the first threshold are made at 20% of the total bonus only if Company and individual objectives are achieved.  Payments under the second (and higher) threshold are made on a sliding scale, ranging from the minimum operating income threshold of 25% of the bonus amount, up to 120% of the bonus amount at the high end of the operating income objective.  This higher threshold is equal to the single threshold under the EMIP described above.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2006		MENTOR CORPORATION

	By:	/s/LOREN L. MCFARLAND
	Name: Title:	Loren L. McFarland Vice President and Chief Financial Officer